Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2026, relating to the consolidated financial statements of Momentus Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Momentus Inc. for the year ended December 31, 2025. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Frank, Rimerman + Co. LLP
San Francisco, California
April 21, 2026